THE BANK OF NEW YORK MELLON CORPORATION 240 GREENWICH STREET NEW YORK, NY 10286 ATTN: JEAN WENG Your Vote Counts! THE BANK OF NEW YORK MELLON CORPORATION 2025 Annual Meeting Vote by April 14, 2025 11:59 PM ET. For shares held in a Plan, vote by April 10, 2025 11:59 PM ET. V60910-P22832-Z89125 You invested in THE BANK OF NEW YORK MELLON CORPORATION and it’s time to vote! You have the right to vote on the proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on April 15, 2025. Get informed before you vote View the Proxy Statement and the 2024 Annual Report to Stockholders online OR you can receive a free paper or email copy of the material(s) by requesting such materials prior to April 1, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* April 15, 2025 9:00 a.m. ET Virtually at: www.virtualshareholdermeeting.com/BK2025 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Voting Items Recommends 1. Election of Directors. Nominees: 1a. Linda Z. Cook For 1b. Joseph J. Echevarria For 1c. M. Amy Gilliland For 1d. Jeffrey A. Goldstein For 1e. K. Guru Gowrappan For 1f. Ralph Izzo For 1g. Sandra E. “Sandie” O’Connor For 1h. Elizabeth E. Robinson For 1i. Rakefet Russak-Aminoach For 1j. Robin Vince For 1k. Alfred W. “Al” Zollar For 2. Advisory resolution to approve the 2024 compensation of our named executive officers. For 3. Ratify the appointment of KPMG LLP as our independent auditor for 2025. For Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V60911-P22832-Z89125